UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 4, 2004

ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-33219 (Commission File Number)	84-1318182 (IRS Employer Identification No.)

6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 552-0866
(Company’s telephone number, including area code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Effective September 4, 2004, Nicholas J. Virca resigned from his positions as President and Chief Executive Officer of the Company (principal executive officer) and member of the Board of Directors of the Company.

(c)	Effective September 4, 2004, Evan M. Levine, the Vice Chairman of the Board of Directors, Chief Operating Officer and Secretary of the Company, has been appointed by the Board of Directors of the Company to also serve as President and Chief Executive Officer of the Company.

The information regarding Mr. Levine’s business experience and directorships with other reporting companies under the heading "Directors, Executive Officers and Significant Employees" of Item 9 of the Company’s Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 26, 2004, is incorporated into this report by reference.

The information regarding the Company’s relationships and related transactions with Mr. Levine under the heading "Certain Relationships and Related Transactions" of Item 12 of the Company’s Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 26, 2004, is incorporated into this report by reference.

Item 8.01. Other Events.

On September 8, 2004, the Company announced the appointment of Mr. Levine to the positions of President and Chief Executive Officer of the Company and Mr. Virca’s resignation from the same positions. The press release issued by the Company on September 8, 2004 with respect to this appointment and resignation is included with this report as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

By:	/s/ Steven M. Plumb
Name: Steven M. Plumb
Title: Chief Financial Officer

September 8, 2004

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of the Company dated September 8, 2004.